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                                ARTICLES OF AMENDMENT
                                       TO THE
                              ARTICLES OF INCORPORATION
                                          OF
                           THE DREYFUS/LAUREL FUNDS, INC.

              Pursuant to Sections 2-605(a)(4) and 2-607 of the Maryland General Corporation Law, The Dreyfus/Laurel Funds, Inc. (the
     "Corporation") adopts the following Articles of Amendment to the Corporation's Articles of Incorporation, effective as of June 9, 1995:

              FIRST: The name of each of the following Series of capital stock of the Corporation and Classes thereof is changed as follows:

     Dreyfus/Laurel Prime Money Market Fund; R Class to
     Dreyfus Money Market Reserves; R Class

     Dreyfus/Laurel Prime Money Market Fund; Investor Class to
     Dreyfus Money Market Reserves; Investor Class

     Dreyfus/Laurel Tax-Exempt Money Market Fund; R Class to
     Dreyfus Municipal Reserves; R Class

     Dreyfus/Laurel Tax-Exempt Money Market Fund; Investor Class to Dreyfus Municipal Reserves; Investor Class

     Dreyfus/Laurel U.S. Treasury Money Market Fund; R Class to
     Dreyfus U.S. Treasury Reserves; R Class

     Dreyfus/Laurel U.S. Treasury Money Market Fund; Investor Class to Dreyfus U.S. Treasury Reserves; Investor Class

              SECOND: The Amendments contained herein were approved by a majority of the entire Board of Directors of the Corporation and are limited to changes expressly permitted by Section 2-605(a)(4) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

              THIRD: The Corporation is registered with the Securities and Exchange Commission as an open-end management investment company under the Investment Company Act of 1940, as amended.

              IN WITNESS WHEREOF, the undersigned hereby executes these Articles of Amendment to the Corporation's Articles of Incorporation on behalf of the Corporation, acknowledging it to be the act of the Corporation, and further states under the penalties of perjury that, to the best of his or her knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

                                       THE DREYFUS/LAUREL FUNDS, INC.

              /s/ Eric Fischman             /s/ John E. Pelletier
     Attest:  ___________________      By: ____________________________________
     Name:    Eric Fischman                 Name:  John E. Pelletier
     Title:   Assistant Secretary           Title: Vice President and Secretary
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